                                                                 EXHIBIT 10.16



THE SECURITIES REPRESENTED BY THIS NOTE AND THE COMMON STOCK ISSUABLE THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS NOTE MAY NOT BE RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS.



                                ACR GROUP, INC.
                        10% Convertible Promissory Note



$1,400,000                     Houston, Texas                  January 24, 1997


         ACR Group, Inc., a Texas corporation (hereinafter called the "Company," which term includes any successor corporation), and its Subsidiaries (as such term is hereinafter defined), for value received, hereby promises to pay to St. James Capital Partners, L.P., a Delaware limited partnership (hereinafter called "Holder"), or its registered assigns, the principal sum of One Million Four Hundred Thousand Dollars ($1,400,000) (or such lesser amount as may be then outstanding hereunder) together with interest on the amount of such principal sum from time to time outstanding, payable in accordance with the terms set forth below.

         THE OBLIGATIONS OF THE COMPANY CONTAINED IN THIS NOTE ARE SECURED BY THE SECURITY IN DOCUMENTS (AS HEREINAFTER DEFINED). THIS NOTE IS SUBORDINATE IN CERTAIN RESPECTS TO CERTAIN DEBT PAYABLE TO NATIONSBANK OF TEXAS, N.A. (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, "NATIONSBANK").

                                   ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         1.1 Definitions. For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires:

                 (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                 (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as promulgated from time to time by the Association of Independent Certified Public Accountants; and

                 (C) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision.

         "Board of Directors " means the board of directors of the Company as elected from time to time or any duly authorized committee of that board.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Houston, Texas are authorized or obligated by law or executive order to be closed.


         "Common Stock" means shares of common stock, par value $0.01 per share, of the Company.

         "Company Financial Statements" shall mean those audited financial statements of the Company included in the Company's most recent annual report as filed with the United States Securities and Exchange Commission on Form 10-K, and any amendments thereto.

         "Conversion Price" means the price per share determined in accordance with Articles IV and V (as adjusted in accordance with the terms of this Note) at which shares of Common Stock shall be delivered to Holder upon conversion of this Note into Common Stock.

         "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

         "Default Rights" means any action by NationsBank to (i) suspend further advances to the Company or any Subsidiary of the Company or (ii) offset any accounts of the Company or any Subsidiary of the Company with NationsBank.

         "Event of Default" has the meaning specified in L Section 3.1.

         "Final Maturity Date," when used with respect to this Note, means January 24, 1999 (or such earlier date upon which this Note becomes due and payable under Section 3.2).

         "Indebtedness" of any Person means all indebtedness of such Person, whether outstanding on the date of this Note or hereafter created, incurred, assumed or guaranteed, (a) for the principal of and premium, if any, and interest on all debts of the Person whether outstanding on the date of this Note or thereafter created (i) for money borrowed by such Person (including capitalized lease obligations), (ii) for money borrowed by others (including capitalized lease obligations) and guaranteed, directly or indirectly, by such Person, or (iii) constituting purchase money indebtedness, or indebtedness secured by property at the time of the acquisition of such property by such Person, for the payment of which the Person is directly or contingently liable;
(b) for all accrued obligations of the Person in respect of any contract, agreement or instrument imposing an obligation upon the Person to pay over funds; (c) for all trade debt of the Person; and (d) for all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the indebtedness referred to in (a), (b) or (c) above.

         "Initial Maturity Date," when used with respect to this Note, means January 24, 1998 (or such earlier date upon which this Note is due and payable under Section 3.2).

         "Market Price" for any day, when used with reference to Common Stock, shall mean the price of said Common Stock determined by reference to the last reported sale price for the Common Stock on such day on the principal securities exchange on which the Common Stock is listed or admitted to trading or if no such sale takes place on such date, the average of the closing bid and asked prices thereof as officially reported, or, if not so listed or admitted to trading on any securities exchange, the last sale price





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
for the Common Stock on the National Association of Securities Dealers small-cap or national market system, as the case may be, on such date, or, if there shall have been no trading on such date or if the Common Stock shall not be listed on such system, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Company for such purpose.

         "NationsBank Loan Agreement" means that certain Loan Agreement dated as of the 8th day of March, 1994, executed by the Company in favor of NationsBank, as the same may from time to time be modified, supplemented, amended or restated pursuant to the terms thereof.

         "Note" means this 10% Convertible Promissory Note, as hereafter amended, modified, substituted or replaced.

         "Outside Financing" shall be defined as any transaction where the Company or any Subsidiary, now or hereafter acquired, sells its equity or debt securities for cash whether in public or private offerings or bond financings, provided, however, that an Outside Financing shall not include any transactions involving (i) the sale of any securities of the Company for the sole purpose of financing acquisitions, (ii) the issuance of shares of Common Stock pursuant to existing stock options to employees, officers and directors or existing plans covering such persons, (iii) any increasing or refinancing of the Company's existing line of credit facility With NationsBank of Texas, N.A. (or any successor-in-interest), provided that (a) such debt is utilized for purposes similar to those set forth in such line of credit facility as of the date hereof and (b) the borrowing base limitations, as set forth in Section 3.11 of the NationsBank Loan Agreement as of the date hereof, are not modified or amended other than to increase the applicable percentage of "Other Eligible Inventory" referenced therein to not more than fifty percent (50%), (iv) any refinancing or increasing of the Company's existing credit facility with The Catalyst Fund, Ltd., provided that the aggregate principal amount of all such debt does not exceed $1,000,000, (v) purchase money debt incurred to finance equipment and inventory in the ordinary course of business and (vi) debt or other obligations arising under sale-leaseback transactions involving the Company's or any of its Subsidiaries' existing land and buildings.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Purchase Agreement" means that certain Agreement of Purchase and Sale dated of even date herewith, by and between the Company and the Holder.

         "SEC" means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933, as amended.

         "Security Documents" means the Borrower Security Agreement, the Subsidiary Security Agreement, the Subsidiary Guaranty and the Collateral Agency Agreement, each of even date herewith, the forms of which are attached as exhibits to the Purchase Agreement.

         "Significant Subsidiary" means, at any time, any Subsidiary of the Company that constitutes a "significant subsidiary" of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended.





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
         "Subsidiary" means a corporation or other entity more than 50% of the outstanding voting stock of which, or more than 50% of the equity interest in which, is owned, directly or indirectly, by the Company or by one or more other Subsidiary of the Company, or by any combination of the Company and one or more other Subsidiaries. For purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.


                                   ARTICLE II

                                    PAYMENTS

         2.1     Interest.    From the date of this Note through the Initial
Maturity Date or the Final Maturity Date, as the case may be, interest shall accrue hereunder on the unpaid outstanding principal sum of this Note at 10% per annum calculated on the basis of a 360 day year. All past due amounts of principal and interest shall bear interest at 15% per annum calculated on the basis of a 360 day year until paid.

         2.2 Payment of Principal and Interest. The principal and unpaid interest of this Note shall be due and payable in full on the Initial Maturity Date; provided however, that the Company has the right to extend this Note until the Final Maturity Date by providing Holder with written notice of its intent to extend this Note, such notice to be received by Holder at least 30 days prior to the Initial Maturity Date. Notwithstanding anything else to the contrary set forth herein, if this Note is not paid in full by the Initial Maturity Date, Holder is entitled to, and the Company shall deliver to Holder, an executed warrant, the form of which shall be substantially identical to the form of warrant attached as an Exhibit to the Purchase Agreement (including the Exercise Price, as such term is defined therein), such warrant expiring five years from the date of such issuance and covering a number of shares of Common Stock equal to 10% of the then existing principal balance due under this Note.

         2.3 Prepayments. Subject to Holder's right to convert, at any time before the Initial Maturity Date or the Final Maturity Date, as the case may be, the Company may prepay this Note, in whole or in part, upon five days' prior written notice given to Holder pursuant to Section 7.6; provided that this Note shall be mandatory prepaid on the second Business Day following the occurrence of any Outside Financing, such prepayment to be in an amount equal to the net proceeds received by the Company or any Subsidiary from such Outside Financing but not to exceed the then outstanding principal and accrued and unpaid interest on this Note. All payments made under this Note shall be applied first to accrued interest, and the balance, if any, to principal; provided, however, that interest shall accrue on any remaining principal balance and shall be payable at the rate provided above.

         2.4 Manner of Payment. Payments of principal and interest on this Note will be made by delivery of checks to Holder at its address as set forth in this Note or wire transfers pursuant to instructions from Holder. If the date upon which the payment of principal and interest is required to be made pursuant to this Note occurs other than on a Business Day, then such payment of principal and interest shall be made on the next occurring Business Day following said payment date and shall include interest through said next occurring Business Day.

                                  ARTICLE III

                                    REMEDIES

         3.1     Events of Default.  An "Event of Default" occurs if:

                 (a) the Company defaults in the payment of the principal or interest on this Note when such principal or interest becomes due and payable and such default remains uncured for a period of five days; or

                 (b) the Company defaults in the performance of any covenant made by the Company, and such default remains uncured for a period of 30 days in any of (i) the Purchase Agreement, (ii) that certain Common Stock Purchase Warrant dated of even date herewith, issued by the Company to the Holder, pursuant to which the Company grants to the Holder certain rights to purchase shares of Common Stock (the "Warrants"); (iii) that certain Registration Rights Agreement dated of even date herewith, by and between the Company and the Holder, pursuant to which the Company grants to the Holder certain registration rights in respect of the shares of Common Stock that may be acquired on the conversion of the Note and upon exercise of the Warrants (the "Registration Rights Agreement"); (iv) the Security Documents; or (v) this Note (other than a default in the performance of a covenant specifically addressed elsewhere in this Section 3. 1); or

                 (c) any representation or warranty made by the Company in the Purchase Agreement, the Warrants, the Registration Rights Agreement, or this Note or in any certificate furnished by the Company in connection with the consummation of the transaction contemplated thereby or hereby, is untrue in any material respect as of the date of making thereof; or

                 (d) the Company or any Significant Subsidiary defaults in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Indebtedness of the Company or such Significant Subsidiary (other than the Indebtedness evidenced by this Note) having an aggregate principal amount in excess of $250,000 and such default remains uncured for a period of 30 days; or

                 (e) a court of competent jurisdiction enters a judgment or judgments against the Company or any Significant Subsidiary, or any property or assets of the Company or any Significant Subsidiary, for the payment of money aggregating in excess of $500,000 in excess of applicable insurance coverage; or

                 (f) a court of competent jurisdiction enters (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of the Company or any Significant Subsidiary or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and any such decree or order of relief or any such other decree or order remains unstayed for a period of 90 days from its date of entry; or

                 (g) the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated as bankrupt or insolvent, or the Company or any Significant Subsidiary files a petition, answer or consent seeking reorganization or relief under any applicable federal or state law, or the Company or any Significant Subsidiary makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or

                 (h) (1) any person or group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) becomes the beneficial owner of 40% or more of the total voting power of the Company and was not the beneficial owner of 40% or more of the total voting power of the Company as of the date of this Agreement; (2) the Company or any Subsidiary merges or consolidates with or into any other Person (unless the Company or any of its Subsidiaries is the surviving or acquiring party); (3) the Company or any Subsidiary dissolves or liquidates; or (4) the Company or any Subsidiary sells all or any substantial portion of its assets (unless the purchaser is a Subsidiary of the Company).


         3.2 Acceleration of Maturity. This Note shall become immediately due and payable if an Event of Default described in Sections 3.l(f), 3.l(g), 3.1(h) or 3.1(i) occurs and, this Note shall, at the option of the Holder in its sole discretion, become immediately due and payable if any other Event of Default occurs, and in every such case the Holder of the Note may declare the principal and interest on the Note to be due and payable immediately.

                                   ARTICLE IV

                               CONVERSION OF NOTE

         4.1 Conversion Privilege and Conversion Price. Subject to and upon compliance with the provisions of this Article, at the option of Holder, all or any part of this Note may be converted at any time, at the principal amount hereof together with accrued and unpaid interest thereon, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price shall be initially $2.40 per share of Common Stock. Notwithstanding anything else to the contrary set forth herein, the Holder shall have the right to convert this Note pursuant to the terms set forth herein at anytime, including the 30 Business Days following (i) the expiration of the Initial Maturity Date or the Final Maturity Date, as the case may be, or (ii) any prepayment pursuant to
Section 2.3 hereof. If Holder elects to convert this Note after a prepayment has been made pursuant to Section 2.3, then Holder shall return all or such portion of the funds paid to Holder as to which Holder has elected to convert.

         4.2 Company Conversion Privilege. If, at any time, the Market Price of the Common Stock for each of the previous 20 consecutive trading days shall be $3.25 or more, then, upon ten days notice from the Company to the Holder, the Company shall have the right to require the Note to be converted into Common Stock at the Conversion Price in effect on the date of said conversion, provided that the shares of Common Stock are traded on the NASDAQ national market and, if not traded on the NASDAQ





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
national market, have an average trading volume of at least 25,000 shares for such 20 consecutive day period. The trading volume limitation set forth in the preceding sentence shall not be applicable on the Initial Maturity Date and the Final Maturity Date, if applicable, provided that the Market Price of the Common Stock for each of the 20 consecutive trading days prior to such dates is $3.25 or more. Notwithstanding the foregoing, in no event shall the Company be entitled to require the Note to be converted, unless there is an effective registration statement covering the shares of Common Stock to be issued upon conversion.

                                   ARTICLE V

                         ADJUSTMENT OF CONVERSION PRICE

         5.1 Anti-Dilution Provisions. The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Conversion Price, the holder of this Note shall thereafter be entitled to purchase, at the Conversion Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

         5.2     Adjustment of Conversion Price Upon Issuance of Common Stock.

                 5.2.1    (A)   If and whenever after the date hereof the
Company shall issue or sell any Common Stock for no consideration or for a consideration per share less than the Conversion Price then, forthwith, upon such issue or sale, the Conversion Price shall be reduced (but not increased, except as otherwise specifically provided in Section 5.2.2), to the price (calculated to the nearest one-ten thousandth of a cent) determined by dividing
(x) an amount equal to the sum of (i) the aggregate number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price plus (ii) the consideration received by the Company upon such issue or sale by (y) the aggregate number of shares of Common Stock outstanding immediately after such issue or sale.

                          (B)   Notwithstanding the provisions of this Section
5.2, no adjustment shall be made in the Conversion Price in the event that the Company issues, in one or more transactions, (i) Common Stock upon exercise of any options issued to officers, directors or employees of the Company pursuant to a stock option plan or an employment, severance or consulting agreement as now or hereafter in effect, in each case approved by the Board of Directors (provided that the aggregate number of shares of Common Stock which may be issuable, including options issued prior to the date hereof, under all such employee plans and agreements shall at no time exceed the number of such shares of Common Stock outstanding on the date hereof on a fully diluted basis that are issuable under currently effective employee plans and agreements); (ii) Common Stock upon exercise of this Note or any other warrant issued pursuant to the terms of the Purchase Agreement; (iii) Common Stock upon exercise of any stock purchase warrant or option (other than the options referred to in clause (i) above) or other convertible security outstanding on the date hereof; or (iv) Common Stock issued as consideration in acquisitions. In addition, for purposes of calculating any adjustment of the Conversion Price as provided in this
Section 5.2, all of the shares of Common Stock issuable pursuant to any of the foregoing shall be assumed to be outstanding prior to the event causing such adjustment to be made.





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
                 5.2.2 For purposes of this Section 5.2, the following shall be applicable:

                 (A) Issuance of Rights or Options. In case at any time after the date hereof the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, or plus, in the case of such rights or options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price in effect as of the date of granting such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall be deemed to be outstanding as of the date of the granting of such rights or options and to have been issued for such price per share, with the effect on the Conversion Price specified in Section 5.2.1 hereof. Except as provided in Section 5.2.2 hereof, no further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                 (B) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any right or option referred to in Section 5.2.2(A) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in
         Section 5.2.2(A) hereof, or the rate at which any Convertible Securities referred to in Section 5.2.2(A) hereof, are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Conversion Price that would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such option or right referred to in Section 5.2.2(A) hereof, or on the termination of any such right to convert or exchange any such Convertible Securities referred to in Section 5.2.2(A) hereof, the Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Conversion Price that would have been in effect at the time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been granted, issued or sold, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in Section 5.2.2(A) hereof or the rate at which any Convertible

         Securities referred to in Section 5.2.2(A) hereof are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall, if not already adjusted, forthwith be adjusted to such amount as would have obtained had such right, option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.


                 (C) Consideration for Stock. In case at any time Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration therefor shall be deemed to be the amount received by the Company therefor. In case at any time any Common Stock, Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration, as determined reasonably and in good faith by the Board of Directors of the Company. In case at any time any Common Stock, Convertible Securities or any rights or options to purchase any Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board of Directors may determine to be attributable to such Common Stock, Convertible Securities, rights or options as the case may be. In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issuance and sale of other securities of the Company, together consisting of one integral transaction in which no consideration is allocated to such rights or options by the parties, such rights or options shall be deemed to have been issued without consideration.

                 (D) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them
         (i) to receive a dividend or other distribution payable in Common Stock or Convertible Securities, or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the Common Stock or Convertible Securities deemed to have been issued or sold as a result of the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                 (E) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned directly by the Company in treasury, and the disposition of any such shares shall be considered an issuance or sale of Common Stock for the purpose of this Section 5.2.

         5.3 Stock Dividends. In case the Company shall declare a dividend or make any other distribution upon any shares of the Company, payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

         5.4 Stock Splits and Reverse Splits. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Shares into which this Note may be converted immediately prior to such. subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of Shares into which this Note may be converted immediately prior to such combination shall be proportionately reduced. Except as provided in this Section 5.4 no adjustment in the Conversion Price and no change in the number of Shares shall be made under this Article v as a result of or by reason of any such subdivision or combination.

         5.5 Reorganizations and Asset Sales. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation, merger or share exchange of the Company with another Person,or the sale, transfer or other disposition of all or substantially all of its assets to another Person shall be effected in such a way that holders of Common Stock shall be entitled to receive capital stock, securities or assets with respect to or in exchange for their shares, then the following provisions shall apply:

                 5.5.1 As a condition of such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer or other disposition (except as otherwise provided below in Section 5.5.3), lawful and adequate provisions shall be made whereby the holder of this Note shall thereafter have the right to purchase and receive upon the terms; and conditions specified in this Note and in lieu of the shares immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger, share exchange or sale not taken place, and in any such case appropriate provision reasonably satisfactory to such holder shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares receivable upon the exercise) shall thereafter be applicable, as nearly as possible, in relation to any shares of capital stock, securities or assets thereafter deliverable upon the exercise of this Note.

                 5.5.2 In the event of a merger, share exchange or consolidation of the Company with or into another Person as a result of which a number of shares of common stock or its equivalent of the successor Person greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger, share exchange or consolidation are issuable to holders of Common Stock, then the Conversion Price in effect immediately prior to such merger, share exchange or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock.

                 5.5.3 The Company shall not effect any such consolidation, merger, share exchange, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor Person (if other than the Company) resulting from such consolidation, share exchange or merger or the Person purchasing or otherwise acquiring such assets shall have assumed by written instrument executed and mailed or delivered to the Holder hereof at the last address of such Holder appearing on the books of the Company the obligation to deliver to such Holder such shares of capital stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive, and all other liabilities and obligations of the Company hereunder. Upon written request by the Holder hereof, such Successor Person will issue a new Note revised to reflect the modifications in this Note effected pursuant to this Section 5.5

          5.5.4 If a purchase, tender or exchange offer is made to and accepted by the holders of 50% or more of the outstanding shares of Common Stock, the Company shall not effect any consolidation, merger, share exchange or sale, transfer or other disposition of all or substantially all of the Company's assets with the Person having made such offer or with any affiliate of such Person, unless prior to the consummation of such consolidation, merger, share exchange, sale, transfer or other disposition the holder hereof shall have been given a reasonable opportunity to then elect to receive upon the conversion of this Note either the capital stock, securities or assets then issuable with respect to the Common Stock or the capital stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

         5.6 Adjustment for Asset Distribution. If the Company declares a dividend or other distribution payable to all holders of shares of Common Stock in evidences of indebtedness of the Company or other assets of the Company (including, cash (other than regular cash dividends declared by the Board of Directors), capital stock (other than Common Stock, Convertible Securities or options or rights thereto) or other property), the Conversion Price in effect immediately prior to such declaration of such dividend or other distribution shall be reduced by an amount equal to the amount of such dividend or distribution payable per share of Common Stock, in the case of a cash dividend or distribution, or by the fair value of such dividend or distribution per share of Common Stock (as reasonably determined in good faith by the Board of Directors of the Company), in the case of any other dividend or distribution. Such reduction shall be made whenever any such dividend or distribution is made and shall be effective as of the date as of which a record is taken for purpose of such dividend or distribution or, if a record is not taken, the date as of which holders of record of Common Stock entitled to such dividend or distribution are determined.

         5.7 De Minimis Adjustments. No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one share of Common Stock purchasable upon conversion of the Note and no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $.01 in the Conversion Price; provided, however, that any adjustments which by reason of this Section 5.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share or nearest one hundredth of a dollar, as applicable.

         5.8 Notice of Adjustment. Whenever the Conversion Price or the number of Shares issuable upon the conversion of the Note shall be adjusted as herein provided, or the rights of the holder hereof shall change by reason of other events specified herein, the Company shall compute the adjusted Conversion Price and the adjusted number of Shares in accordance with the provisions hereof and shall prepare an Officer's Certificate setting forth the adjusted Conversion Price and the adjusted number of Shares issuable upon the conversion of this Note or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based. The Company shall cause to be mailed to the Holder hereof copies of such Officer's Certificate together with a notice stating that the Conversion Price and the number of Shares purchasable upon conversion of this Note have been adjusted and setting forth the adjusted Conversion Price and the adjusted number of Shares purchasable upon conversion of this Note.

         5.9 Notifications to Holders. In case at any time the Company proposes:

                 (i) to declare any dividend upon its Common Stock payable in capital stock or make any special dividend or other distribution (other than cash dividends) to the holders of its Common Stock;

                 (ii) to offer for subscription pro rata to all of the holders of its Common Stock any additional shares of capital stock of any class or other rights;

                 (iii) to effect any capital reorganization, or reclassification of the capital stock of the Company, or consolidation, merger or share exchange of the Company with another Person, or sale, transfer or other disposition of all or substantially all of its assets; or

                 (iv) to effect a voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, in any one or more of such cases, the Company shall give the holder hereof (a) at least 10 days (but not more than 90 days) prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days (but not more than 90 days) prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, as the case may be.

         5.10 Company to Prevent Dilution. If any event or condition occurs as to which other provisions of this Article are not strictly applicable or if strictly applicable would not fairly protect the exercise or purchase rights of this Note evidenced hereby in accordance with the essential intent and principles of such provisions, or that might materially and adversely affect the exercise or purchase rights of the holder hereof under any provisions of this Note, then the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise and purchase rights as aforesaid, and any adjustments necessary with respect to the Conversion Price and the number of shares purchasable hereunder so as to preserve the rights of the holder hereunder. In no event shall any such adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to this Article except in the event of a combination of shares of the type contemplated in Section 5.4 hereof, and then in no event to an amount greater than the Conversion Price as adjusted pursuant to Section 5.4 hereof.

                                   ARTICLE VI

                                   COVENANTS

         The Company covenants and agrees that, so long as this Note is outstanding:

         6.1 Payment of Principal and Accrued Interest. The Company will duly and punctually pay or cause to be paid the principal sum of this Note, together with interest accrued thereon from the date hereof to the date of payment, in accordance with the terms hereof.

         6.2 Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if it shall reasonably determine that the preservation thereof is no longer desirable in the conduct of its business.

         6.3 Taxes; Claims; etc. The Company will, and will cause each Subsidiary to, promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, or upon any of its properties, real, personal, or mixed, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof, and which lien or charges will have a material adverse effect on the business of the Company; provided, however, that neither the Company nor any Subsidiary shall be required to pay or cause to be paid any such tax, assessment, charge, levy, or claim prior to institution of foreclosure proceedings if the validity thereof shall concurrently be contested in good faith by appropriate proceedings and if the Company shall have established reserves deemed by the Company adequate with respect to such tax, assessment, charge, levy, or claim.

         6.4 Maintenance of Existence and Properties. The Company will, and will cause each Subsidiary to, keep its material properties in good repair, working order, and condition, ordinary wear and tear excepted, so that the business carried on may be properly conducted at all times in accordance with prudent business management.

         6.5 SEC Reports. The Company will deliver to the Holder within 20 days after it files them with the SEC, copies of its annual and quarterly reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934. The Company will timely comply with its reporting and filing obligations under the applicable federal securities laws.

         6.6 Notice of Defaults. The Company will promptly notify the Holder in writing of the occurrence of (i) any Event of Default under this Note, and (ii) any event of default (or if any event of default would result upon any payment with respect to this Note) with respect to any Indebtedness as such event of default is defined therein or in the instrument under which it is outstanding, permitting holders to accelerate the maturity of such Indebtedness.

         6.7 Compliance with Laws. The Company will promptly comply with all laws, ordinances and governmental rules and regulations to which it is subject, the violation of which would materially and adversely affect the Company.

                                  ARTICLE VII

                                 MISCELLANEOUS

         7.1 Collection; Fees. If this Note is placed in the hands of an attorney for collection, and if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Company hereby undertakes to pay all costs and expenses of collection including, but not limited to, court costs and the reasonable attorney's fees of Holder.

         7.2 Consent to Amendments. This Note may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Company shall obtain the written consent to such amendment, action or omission to act from the holders of 51% of the aggregate principal amount of this Note.

         7.3 Benefits of Note; No Impairment of Rights of Holder of Senior Indebtedness. Nothing in this Note, express or implied, shall give to any Person, other than the Company, Holder, and their successors any benefit or any legal or equitable right, remedy or claim under or in respect of this Note.

         7.4 Successors and Assigns. All covenants and agreements in this Note contained by or on behalf of the Company and the Holder shall bind and inure to the benefit of the respective successors and assigns of the Company and the Holder.

         7.5     Restrictions on Transfer.  Subject to the provisions of this
Section 7.5, this Note is transferable in the same manner and with the same effect as in the case of a negotiable instrument payable to a specified person. Prior to any transfer as provided herein, the transferor shall provide written notice to the Company. The Company, however, may treat Holder as the owner hereof for all purposes until this Note shall have been surrendered for transfer as hereinafter provided. Upon surrender of this Note duly executed by Holder or his agent or attorney, the Company shall execute and deliver a new
Note in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Note shall promptly be canceled.

         7.6 Notice; Address of Parties. Except as otherwise provided, all communications to the Company or Holder provided for herein or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes on the third business day after being sent as certified or registered mail, postage and charges prepaid, to the following addresses: if to the
Company: 3200 Wilcrest Drive, Suite 440, Houston, Texas 77042 or at any other address designated by the Company in writing to Holder; if to Holder: St. James Capital Partners, L.P., c/o St. James Capital Corp., 1980 Post Oak Boulevard, Suite 2030, Houston, Texas 77056, Attn: John L. Thompson, or at any other address designated by Holder to the Company in writing.

         7.7 Separability Clause. In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby; provided, however, such construction does not destroy the essence of the bargain provided for hereunder.

         7.8 Governing Law. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Delaware (without regard to principles of choice of law).

         7.9 Usury. It is the intention of the parties hereto to conform strictly to the applicable laws of the State of Delaware and the United States of America, and judicial or administrative interpretations or determinations thereof regarding the contracting for, charging and receiving of interest for the use, forbearance, and detention of money (hereinafter referred to in this Section 7.9 as "Applicable Law"). The Holder shall have no right to claim, to charge or to receive any interest in excess of the maximum rate of interest, if any, permitted to be charged on that portion of the amount representing principal which is outstanding and unpaid from time to time by Applicable Law. Determination of the rate of interest for the purpose of determining whether this Note is usurious under Applicable Law shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the actual time of this Note, all interest or other sums deemed to be interest (hereinafter referred to in this Section 7.9 as "Interest") at any time contracted for, charged or received from the Company in connection with this Note. Any Interest contracted for, charged or received in excess of the maximum rate allowed by Applicable Law shall be deemed a result of a mathematical error and a mistake. If this Note is paid in part prior to the end of the full stated term of this Note and the Interest received for the actual period of existence of this Note exceeds the maximum rate allowed by Applicable Law, Holder shall credit the amount of the excess against any amount owing under this Note or, if this Note has been paid in full, or in the event that it has been accelerated prior to maturity, Holder shall refund to the Company the amount of such excess, and shall not be subject to any of the penalties provided by Applicable Law for contracting for, charging or receiving Interest in excess of the maximum rate allowed by Applicable Law. Any such excess which is unpaid shall be canceled.

         7.10 Subordination to NationsBank. Holder agrees that no payments other than Permitted Payments (as hereinafter defined) shall be made by the Company without the prior written consent of NationsBank to which the Company may be indebted from time to time ("NationsBank Debt"). As used herein, "Permitted Payments" shall mean (i) the payment of principal and interest payment due on this Note on January 23, 1999 ("Maturity Payment"), (ii) any repayment of principal and interest made with the proceeds of a public or private offering of common or preferred stock of Company or (iii) any repayment of principal and interest made with the proceeds of a placement of subordinated debt with terms and conditions reasonably acceptable to NationsBank. Holder agrees that the Maturity Payment shall not be received on this Note during the continuance of an Event of Default (as defined in the NationsBank Loan Agreement after any applicable cure periods) or if such Maturity Payment would cause the occurrence of an Event of Default. Upon the occurrence and continuance of a suspension of the Maturity Payment on this Note, the Maturity Payment on this Note shall be automatically reinstated upon the expiration of 90 days following the date on which such Maturity Payment was suspended if, within such 90-day period, NationsBank shall not have accelerated the NationsBank Debt or exercised one or more of the Default Rights available to NationsBank, even if such payment would cause the occurrence of an Event of Default, provided that the Maturity Payment shall be automatically reinstated if prior to the expiration of such ninety (90) day period NationsBank resumes advances to Company.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date first above written.

                                    ACR GROUP, INC.

                                    By: /s/ ANTHONY R. MARESCA
                                       --------------------------------------
                                       Anthony R. Maresca, Senior Vice President